EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-63661) of RadioShack Corporation of our report dated June 25, 2003 relating to the financial statements of the RadioShack Supplemental Stock Purchase Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Fort Worth, TX

June 27, 2003